SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of Report (Date of Earliest Event Reported) March 6, 2002



                               Cross Country, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



Delaware                             0-33169                          13-4066229
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(State or Other                    (Commission                  (I.R.S. Employer
Jurisdiction of                    File Number)                   Identification
incorporation)                                                              No.)






       6551 Park of Commerce Blvd., N.W., Suite 200, Boca Raton, FL 33487
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               (Address of Principal Executive Offices) (Zip Code)



                                 (561) 998-2232
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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         (Former Name or Former Address, If Changed Since Last Report.)

ITEM 5.  Other Events.

            Incorporated by reference is a press release issued by the Company on March 6, 2002, which is attached hereto as Exhibit 1.1.



ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit     Description
-------     ------------

1.1         Press release issued by the Company on March 6, 2002


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       CROSS COUNTRY, INC.




                                       BY:  /s/ Emil Hensel
                                           --------------------
                                           Name: Emil Hensel
                                           Title: Chief Financial Officer



Date:  March 10, 2002


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
             Exhibit 1.1

Cross Country, Inc. Announces the Purchase of Jennings Ryan & Kolb, Inc.

BOCA RATON, FL, March 6, 2002/PRNewswire/ -- Cross Country, Inc. (Nasdaq: CCRN) today announced the purchase, by its wholly owned subsidiary Cross Country Consulting, Inc., of the stock of Jennings Ryan & Kolb, Inc., a healthcare management consulting company, based in Atlanta, GA. The purchase price was $3,750,000 including the assumption of $291,026 in debt. Half of the proceeds were paid at closing and the remainder will be paid in the form of a three-year earn-out. Jennings Ryan & Kolb's clients include many of the country's largest health systems and hospitals, especially children's hospitals. Revenues for the year ended December 31, 2001 were approximately $5.3 million.

"This acquisition broadens the range of healthcare management consulting services Cross Country provides today through its Cejka Consulting and Gill/Balsano Consulting brands," said Joseph A. Boshart, Chief Executive Officer and President. "Moreover, the integration of this business into Cross Country will be complementary to our core businesses by allowing us to provide more problem solving solutions to our hospital clients. We are also pleased to announce that the entire Jennings Ryan & Kolb management team, and professional and support staffs will be joining Cross Country."

Cross Country, Inc. is a leading provider of healthcare staffing services in the United States. The company has an active client base of over 3,000 hospitals, pharmaceutical companies and other healthcare providers across all 50 states. For more information on Cross Country, Inc., please go to www.crosscountry.com

This release contains forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates", "intends", "plans", "believes", "estimates", and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: our ability to attract and retain qualified nurses and other healthcare personnel, costs and availability of short-term leases for our travel nurses, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning  of our  information  systems,  the  effect  of  existing  or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, and other factors set forth under the caption "RISK FACTORS" in the Company's Registration Statement filed with the SEC dated February 27, 2002.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Given these uncertainties, the forward-looking statements discussed on this press release might not occur. While it is the Company's intention to update its guidance quarterly, it should not be assumed that our silence over time means that actual events are occurring as expressed or implied in such forward-looking statements.

The forward-looking statements about the purchase of Jennings Ryan & Kolb by Cross Country, Inc. are based on management's current expectations. The statements included in this release are not guarantees of future performance.

For further information, please contact:
Brian Hekman, Director, Corporate Communications at 800-998-5187
Susan Eccher, Director, Investor Relations at 877-686-9779



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